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                                   FORM 8-K



                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 18, 2002



                          DUSA PHARMACEUTICALS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      NEW JERSEY                     0-19777                      22-3103129
     (State or other                                             (IRS Employer
     jurisdiction of               (Commission                   Identification
     incorporation)                File Number)                     Number)


                                25 UPTON DRIVE
                       WILMINGTON, MASSACHUSETTS 01887
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                (978) 657-7500
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5.  OTHER EVENTS.

         DUSA Pharmaceuticals, Inc. (the "Registrant" or "Company") issued a press release on March 18, 2002, attached to and made part of this report, describing its 2001 year-end results, and its participation at the recent American Academy of Dermatology meeting.

         Except for historical information, the press release and this report contain certain forward-looking statements that involve known and unknown risks and uncertainties which may cause actual results to differ materially and adversely from the future results, performance or achievements expressed or implied by the statements made. The forward-looking statements relate to the Company's expectations for potential future uses of Levulan(R) PDT and increasing sales of its Kerastick(R) to end-users during 2002, primarily during the second half of the year. Such risks and uncertainties include, but are not limited to the results of the marketing efforts and timing of international launches by Schering AG and Berlex, changing market conditions, the impact of competitive products, implementation and adoption of healthcare reimbursement and pricing policies by third-party payors, foreign regulatory approval and market acceptance of the Company's products, the Company's dependence on third-party manufacturers of the Kerastick(R), BLU-U(R), and Levulan(R), the ability to maintain its proprietary rights and its patent portfolio and other risks detailed from time to time in the Company's United States Securities and Exchange Commission (SEC) filings.

ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated March 18, 2002.


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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DUSA PHARMACEUTICALS, INC.


Dated: March 18, 2002                      By: /s/ D. Geoffrey Shulman
       --------------                        ----------------------------------
                                             D. Geoffrey Shulman, MD, FRCPC
                                             President, Chief Executive Officer